EXHIBIT 99.1

N E W S     R E L E A S E

CONTACT: Investor Relations Jean Fontana ICR, Inc. 646.277.1214 jean.fontana@icrinc.com

THE BON-TON STORES, INC. ANNOUNCES
CLOSING OF EXTENSION OF $730 MILLION ABL TRANCHE A CREDIT FACILITY

York, PA, May 1, 2017 – The Bon-Ton Stores, Inc. (NASDAQ: BONT) announced today that it has successfully completed the closing of an extension of its $730 million ABL Tranche A credit facility in advance of its December 2018 maturity date.  The Tranche A revolving facility is now due to mature in April 2022. Pricing and all other terms of the ABL facility are essentially unchanged, and the total commitment under the facility (Tranche A and Tranche A-1) remains at $880 million.

Nancy Walsh, Bon-Ton's Executive Vice President, Chief Financial Officer, commented, "We are excited to have successfully completed the extension of our ABL credit facility, securing our borrowing capacity and extending our debt maturities.  We appreciate the ongoing support of our existing bank group, and welcome our new lenders to the ABL facility.  Over the last two years, we have taken meaningful steps to improve our balance sheet by repaying and refinancing debt.  We now have increased financial flexibility to execute our long term strategic initiatives."

About The Bon-Ton Stores, Inc.
The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 261 stores, which includes nine furniture galleries and four clearance centers, in 25 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner's, Boston Store, Carson's, Elder-Beerman, Herberger's and Younkers nameplates. The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. The Bon-Ton Stores, Inc. is an active and positive participant in the communities it serves. For further information, please visit http://investors.bonton.com.

Cautionary Note Regarding Forward-Looking Statements
Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as "may," "could," "will," "plan," "expect," "anticipate," "believe," "estimate," "project," "intend" or other similar expressions and include the Company's fiscal 2017 guidance, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.   Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company in a number of ways, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company's proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors or changes in the competitive environment; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve efficiency; operational disruptions; unsuccessful marketing initiatives; the ability to expand our capacity and improve efficiency through our new eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing to fund working capital, capital expenditures, losses and general corporate purposes; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company's ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators.  Additional factors that could cause the Company's actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company's Form 10-K filed with the Securities and Exchange Commission.